SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 5, 2011

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2011, Dynegy Inc. (“Dynegy”) and Dynegy Holdings Inc. (“DHI”) announced that certain of their indirect wholly owned subsidiaries entered into on August 5, 2011 two new credit facilities, which resulted in the repayment in full and termination of commitments under DHI’s Fifth Amended and Restated Credit Agreement dated as of April 2, 2007, as amended. The new credit facilities consist of: (i) a $1,100 million, five year senior secured term loan facility among Dynegy Power, LLC (“GasCo”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Trustee, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC, as Joint Bookrunners and Joint Lead Arrangers, Barclays Capital, the investment banking division of Barclays Bank PLC, as Co-Manager, other agents named therein and other financial institutions party thereto as lenders (the “GasCo Term Loan Facility”); and (ii) a $600 million senior secured term loan facility among Dynegy Midwest Generation, LLC (“CoalCo”), Credit Suisse AG, Cayman Islands Branch as Administrative Agent and as Collateral Trustee, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners LLC, as Joint Bookrunners and Joint Lead Arrangers, Barclays Capital, the investment banking division of Barclays Bank PLC, as Co-Manager, other agents named therein and other financial institutions party thereto as lenders (the “CoalCo Term Loan Facility” and together with the GasCo Term Loan Facility, the “Credit Facilities”). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the agreements filed herewith.

GasCo Term Loan Facility

The GasCo Term Loan Facility is a senior secured term loan facility with an aggregate principal amount of $1,100 million, which was available in a single drawing on the closing date. Amounts borrowed under the GasCo Term Loan Facility that are repaid or prepaid may not be re-borrowed. The GasCo Term Loan Facility will mature on August 5, 2016 and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00 percent of the original principal amount of the GasCo Term Loan Facility with the balance payable on the fifth anniversary of the closing date.

The proceeds of borrowings under the GasCo Term Loan Facility were or will be used by GasCo to (i) repay an intercompany obligation of a GasCo subsidiary to DHI and ultimately to repay certain outstanding indebtedness under DHI’s Fifth Amended and Restated Credit Agreement, (ii) fund cash collateralized letters of credit and provide cash collateral for existing and future collateral requirements, (iii) at the option of GasCo, repay up to approximately $192 million of debt relating to Sithe Energies, Inc. (the intermediate project holding company that indirectly holds the Independence facility in New York), (iv) make a $200 million restricted payment to a parent holding company of GasCo, (v) pay related transaction fees and expenses and (vi) fund additional cash to the balance sheet to provide the GasCo portfolio with liquidity for general working capital and liquidity purposes. Proceeds of borrowings under the GasCo Term Loan Facility, to the extent in excess of the immediate needs described in the preceding sentence, may be held as cash or cash equivalents until used by GasCo for the purposes described above (including cash collateralizing letters of credit, the payment of dividends or other restricted payments in accordance with, and subject to the limitations in the terms of, the

GasCo Term Loan Facility or other general corporate purposes of GasCo).

All obligations of GasCo under (i) the GasCo Term Loan Facility (the “GasCo Borrower Obligations”) and (ii) at the election of GasCo, (x) cash management arrangements and (y) interest rate protection, commodity trading or hedging or other permitted hedging or swap arrangements (the “Hedging/Cash Management Arrangements”) will be unconditionally guaranteed jointly and severally on a senior secured basis (the “GasCo Guarantees”) by each existing and subsequently acquired or organized direct or indirect material domestic subsidiary of GasCo (the “GasCo Guarantors”), in each case, as otherwise permitted by applicable law, regulation and contractual provision and to the extent such guarantee would not result in adverse tax consequences as reasonably determined by GasCo. None of GasCo’s parent companies is obligated to repay the GasCo Borrower Obligations.

The GasCo Borrower Obligations, the GasCo Guarantees and any Hedging/Cash Management Arrangements will be secured by first priority liens on and security interests in 100 percent of the capital stock of GasCo (as discussed below) and substantially all of the present and after-acquired assets of GasCo and each GasCo Guarantor (collectively, the “GasCo Collateral”). Accordingly, such assets are only available for the creditors of GasCo Intermediate Holdings and its subsidiaries. The GasCo Collateral excludes certain assets, including, so long as any Sithe debt remains outstanding, the equity and assets of Sithe/Independence Power Partners, L.P. and Sithe/Independence Funding Corp. (such equity and assets to be subject to the lien in favor of GasCo secured parties as soon as the Sithe debt is repaid and any necessary consents are obtained).

The GasCo Term Loan Facility bears interest, at GasCo’s option, at either (a) 7.75% per annum plus LIBOR, subject to a LIBOR floor of 1.50% with respect to any Eurodollar Term Loan or (b) 6.75% per annum plus the Alternate Base Rate with respect to any ABR Term Loan. GasCo may elect from time to time to convert all or a portion of the Term Loan from any ABR Borrowing into a Eurodollar Borrowing or vice versa. With some exceptions, the GasCo Term Loan Facility is non-callable for the first two years and is subject to a prepayment premium.

The GasCo Term Loan Facility contains mandatory prepayment provisions. The GasCo Term Loan Facility shall be prepaid (a) with 100 percent of the net cash proceeds of all insurance, condemnation awards or asset sales by GasCo and its subsidiaries and subject to the right of GasCo to reinvest such proceeds if such proceeds are reinvested (or committed to be reinvested) within 12 months and, if so committed to reinvestment, reinvested within six months after such initial 12 month period, (b) with 50 percent of the net cash proceeds of issuance of equity securities of GasCo and its subsidiaries (other than any net cash proceeds (i) arising from the sale of up to 20% of the membership interests in GasCo, (ii) used for permitted capital expenditures and (iii) used to make repayments of the Term Loans), subject to the right of GasCo to reinvest such net cash proceeds, prior to an event of default, if such net cash proceeds are reinvested (or committed to be reinvested) within six months and, if so committed to reinvestment, reinvested within 18 months after such initial six month period, (c) commencing with the first full fiscal year of GasCo to occur after the closing date, 100 percent of the excess cash flow; provided that (i) excess cash flow shall be determined after reduction for amounts used for capital expenditures and restricted payments and (ii) any voluntary prepayments of the term loans shall be credited against excess cash flow prepayment obligations, (d) with 100 percent of the net cash proceeds of issuances, offerings or placements of debt obligations of GasCo and its subsidiaries (other than all permitted debt), (e) with 100 percent of the principal amount of Sithe Debt which remains outstanding on the six-month anniversary of the closing date and (f) with 100 percent of the Collateral Posting Amount to the extent GasCo in its discretion reduces same.

The GasCo Term Loan Facility contains customary events of default and affirmative and negative covenants including, subject to certain specified exceptions, limitations on amendments to constitutive documents, liens, capital expenditures, acquisitions, subsidiaries and joint ventures, investments, the incurrence of debt, fundamental changes, asset sales, sale-leaseback transactions, hedging arrangements, restricted payments, changes in nature of business, transactions with affiliates, burdensome agreements, amendments of debt and other material agreements, accounting changes and prepayment of indebtedness or repurchases of equity interests.

The GasCo Term Loan Facility limits distributions to $135 million per year provided the distributing entity maintains at least $50 million of liquidity immediately after giving effect to the distribution.

CoalCo Term Loan Facility

The CoalCo Term Loan Facility is a senior secured term loan facility with an aggregate principal amount of $600 million, which was available in a single drawing on the closing date. Amounts borrowed under the CoalCo Term Loan Facility that are repaid or prepaid may not be re-borrowed. The CoalCo Term Loan Facility will mature on August 5, 2016 and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00 percent of the original principal amount of the CoalCo Term Loan Facility with the balance payable on the fifth anniversary of the closing date.

The proceeds of borrowings under the CoalCo Term Loan Facility were or will be used by CoalCo, to (i) fund cash collateralized letters of credit and provide cash collateral for existing and future collateral requirements, (ii) make a $200 million restricted payment to a parent holding company of CoalCo, (iii) pay related transaction fees and expenses and (iv) fund additional cash to the balance sheet to provide the CoalCo portfolio with cash to be used for general working capital and general corporate purposes. Proceeds of borrowings under the CoalCo Term Loan Facility, to the extent in excess of the immediate needs described in the preceding sentence, may be held as cash or cash equivalents until used by CoalCo for the purposes described above (including cash collateralizing letters of credit, the payment of dividends in amounts to be agreed or other restricted payments in accordance with, and subject to the limitations in the terms of, the CoalCo Term Loan Facility or other general corporate purposes for CoalCo).

All obligations of CoalCo under (i) the CoalCo Term Loan Facility (the “CoalCo Borrower Obligations”) and (ii) at the election of CoalCo, Hedging/Cash Management Arrangements will be unconditionally guaranteed jointly and severally on a senior secured basis (the “CoalCo

Guarantees”) by each existing and subsequently acquired or organized direct or indirect material domestic subsidiary of CoalCo (the “CoalCo Guarantors”), in each case, as otherwise permitted by applicable law, regulation and contractual provision and to the extent such guarantee would not result in adverse tax consequences as reasonably determined by CoalCo. None of CoalCo’s parent companies is obligated to repay the CoalCo Borrower Obligations.

The CoalCo Borrower Obligations, the CoalCo Guarantees and any Hedging/Cash Management Arrangements will be secured by first priority liens on and security interests in 100 percent of the capital stock of CoalCo and substantially all of the present and after-acquired assets of CoalCo and each CoalCo Guarantor. Accordingly, such assets are only available for the creditors of CoalCo Intermediate Holdings and its subsidiaries.

The CoalCo Term Loan Facility bears interest, at CoalCo’s option, at either (a) 7.75% per annum plus LIBOR, subject to a LIBOR floor of 1.50% with respect to any Eurodollar Term Loan or (b) 6.75% per annum plus the Alternate Base Rate with respect to any ABR Term Loan. CoalCo may elect from time to time to convert all or a portion of the Term Loan from any ABR Borrowing into a Eurodollar Borrowing or vice versa. With some exceptions, the CoalCo Term Loan Facility is non-callable for the first two years and is subject to a prepayment premium.

The CoalCo Term Loan Facility contains mandatory prepayment provisions. The Term Loans shall be prepaid (a) with 100 percent of the net cash proceeds of all insurance, condemnation awards or asset sales by CoalCo and its subsidiaries and subject to the right of CoalCo to reinvest such proceeds if such proceeds are reinvested (or committed to be reinvested) within 12 months and, if so committed to reinvestment, reinvested within six months after such initial 12 month period, (b) with 50 percent of the net cash proceeds of issuance of equity securities of CoalCo and its subsidiaries (except to the extent used to prepay the Loans or used for capital expenditures), (c) commencing with the first full fiscal year of CoalCo to occur after the closing date, 100 percent of the excess cash flow; provided that (i) excess cash flow shall be determined after reduction for amounts used for capital expenditures, and restricted payments made and (ii) any voluntary prepayments of the term loans shall be credited against excess cash flow prepayment obligations, (d) with 100 percent of the net cash proceeds of issuances, offerings or placements of debt obligations of CoalCo and its subsidiaries (other than all permitted debt) and (e) with 100 percent of the Collateral Posting Amount to the extent CoalCo in its discretion reduces same.

The CoalCo Term Loan Facility contains customary events of default and affirmative and negative covenants including, subject to certain specified exceptions, limitations on amendments to constitutive documents, liens, capital expenditures, acquisitions, subsidiaries and joint ventures, investments, the incurrence of debt, fundamental changes, asset sales, sale-leaseback transactions, hedging arrangements, restricted payments, changes in nature of business, transactions with affiliates, burdensome agreements, amendments of debt and other material agreements, accounting changes and prepayment of indebtedness or repurchases of equity interests.

The CoalCo Term Loan Facility limits distributions to $90 million per year provided the distributing entity maintains at least $50 million of liquidity immediately after giving effect to the distribution.

Concurrently with the execution of the Credit Facilities, certain of Dynegy’s and DHI’s entities entered in to several additional agreements in connection with the Credit Facilities. Defined terms used in the following sections apply only to the individual paragraph in which they are used.

Guarantee Agreements

GasCo and certain of its subsidiaries (the “Subsidiary Guarantors” and, together with GasCo, the “Grantors”) entered into a Guarantee and Collateral Agreement (the “GasCo Guarantee Agreement”). The GasCo Guarantee Agreement, among other things, provides for (i) the Subsidiary Guarantors to guarantee each other Grantor’s obligations (the “Guaranteed Obligations”) under the GasCo Term Loan Facility, certain permitted revolving credit agreements entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements, in each case, in favor of the Collateral Trustee for the benefit of the holders of such Guaranteed Obligations (the “Secured Parties”) and (ii) the Grantors to grant security interests in substantially all of their respective assets (other than certain excluded assets) to the Collateral Trustee for the benefit of the Secured Parties to secure the performance by each Loan Party of its obligations under the Credit Agreement, certain permitted revolving credit agreements entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements.

CoalCo and certain of its subsidiaries (the “Subsidiary Guarantors” and, together with CoalCo, the “Grantors”) entered into a Guarantee and Collateral Agreement (the “CoalCo Guarantee Agreement”). The CoalCo Guarantee Agreement, among other things, provides for (i) the Subsidiary Guarantors to guarantee each other Grantor’s obligations (the “Guaranteed Obligations”) under the CoalCo Term Loan Facility, certain permitted revolving credit agreements entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements, in each case in favor of the Collateral Trustee for the benefit of the holders of such Guaranteed Obligations (the “Secured Parties”) and (ii) the Grantors to grant security interests in substantially all of their respective assets (other than certain excluded assets) to the Collateral Trustee for the benefit of the Secured Parties to secure the performance by each Loan Party of its obligations under the Credit Agreement, certain permitted revolving credit agreements entered into after the date thereof, secured interest hedges, security commodity hedges and secured treasury services agreements.

Collateral Agreements and Letters of Credit

Dynegy Gas Investments Holdings, LLC, GasCo and each of the Grantors entered into a Collateral Trust and Intercreditor Agreement (the “Gas Collateral Agreement”), which sets forth the terms upon which the Collateral Trustee holds the security interests granted to it for the benefit of the Secured Parties. This agreement also sets forth the terms upon which payments will be applied amongst the Secured Parties, terms for enforcement of security interests and the terms upon which such security interests may be released.

GasCo entered into a fully cash collateralized Letter of Credit Reimbursement and Collateral Agreement with Barclays Bank PLC (“Barclays”) pursuant to which Barclays agrees to issue letters of credit at GasCo’s request provided that GasCo deposits in an account controlled by Barclays an amount of cash sufficient to cover the face value of such requested letter of credit plus an additional percentage thereon.

GasCo also entered into a fully cash collateralized Letter of Credit Reimbursement and Collateral Agreement with Credit Suisse AG, Cayman Islands Branch (“CS”) pursuant to which CS agreed to issue letters of credit at GasCo’s request provided that GasCo deposits in an account controlled by CS an amount of cash sufficient to cover the face value of such requested letter of credit plus an additional percentage thereon.

Dynegy Coal Investments Holdings, LLC, CoalCo and each of the Grantors also entered into a Collateral Trust and Intercreditor Agreement (the “Coal Collateral Agreement”) which sets forth the terms upon which the Collateral Trustee holds the security interests granted to it for the benefit of the Secured Parties. This agreement also sets forth the terms upon which payments will be applied amongst the Secured Parties, terms for enforcement of security interests and the terms upon which such security interests may be released.

CoalCo entered into a fully cash collateralized Letter of Credit Reimbursement and Collateral Agreement with CS pursuant to which CS agreed to issue letters of credit at CoalCo’s request provided that CoalCo deposits in an account controlled by CS an amount of cash sufficient to cover the face value of such requested letter of credit plus an additional percentage thereon.

DHI entered into a fully cash collateralized Letter of Credit Reimbursement and Collateral Agreement with CS pursuant to which CS agreed to issue letters of credit at DHI’s request provided that DHI deposits in an account controlled by CS an amount of cash sufficient to cover the face value of such requested letter of credit plus an additional percentage thereon.

The foregoing description of the Credit Facilities and the additional related agreements does not purport to be complete and is qualified in its entirety by reference to the Credit Facilities and the additional related agreements attached hereto as Exhibits 10.1 to 10.9 and incorporated herein by reference

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Credit Facilities and the related agreements set forth under Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 8, 2011, Dynegy issued a press release announcing the closing of the Credit Facilities. A copy of the press release is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

Non-GAAP Financial Information

In this Form 8-K, Dynegy discusses certain non-GAAP financial measures contained in the press release attached as Exhibit 99.1 hereto, including definitions of such non-GAAP financial measures, identification of the most directly comparable GAAP financial measures and the reasons why Dynegy believes these measures provide useful information regarding the pro forma financial condition and results of operations, as applicable, and, to the extent material, the additional purposes, if any, for which these measures are used. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent available without unreasonable effort, are contained below.

Debt Measures. Dynegy’s management believes that their debt measures are useful because they consider these measures as a way to evaluate their progress toward their strategic corporate objective of reducing overall indebtedness. In addition, many analysts and investors use these measures for valuation analysis purposes. The most directly comparable GAAP financial measure to the below measures is GAAP debt.

•

“Net Debt” – Dynegy defines “Net Debt” as total GAAP debt, less cash and cash equivalents and restricted cash. Restricted cash consists only of collateral posted for the Credit Facilities at the end of each period.

•

“Net Debt and Other Obligations” – Dynegy defines net “Net Debt and Other Obligations” as total GAAP debt, plus certain operating lease commitments, less cash and cash equivalents and restricted cash. Restricted cash consists only of collateral posted for the Credit Facilities at the end of each period.

By definition, non-GAAP measures do not give a full understanding of Dynegy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Dynegy strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure. Non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures and are by definition an incomplete understanding of Dynegy, and must be considered in conjunction with GAAP measures.

A reconciliation of net debt and other obligations to total debt is presented below:

August 5, 2011
(Unaudited) (In millions)
Total Debt	$5,462
Less:
Cash and Cash Equivalents	(1,014)
Restricted Cash	(659)
Net Debt	3,789
Central Hudson Lease Obligation	594
Net Debt and Other Obligations	$4,383

Item 8.01	Other Events.

Prior to the closing of the Credit Facilities on August 5, 2011, as discussed in Item 1.01, Dynegy completed a reorganization of its subsidiaries that eliminated the regional organizational structure (the “Reorganization”), whereby (i) substantially all of its indirectly owned coal-fired power generation facilities are held by CoalCo, (ii) substantially all of its indirectly owned natural gas-fired power generation facilities are held by GasCo and (iii) 100 percent of its indirect ownership interests of Dynegy Northeast Generation (“DNE”), the entity that indirectly holds the equity interests in the subsidiaries that lease and operate the Roseton and Danskammer power generation facilities, are held by DHI. As a result of the Reorganization, (A) GasCo indirectly owns a portfolio of eight primarily natural gas-fired intermediate (combined cycle) and peaking (combustion and steam turbines) power generation facilities diversified across the West, Midwest and Northeast regions of the United States, totaling 6,771 MW of generating capacity, and (B) CoalCo owns a portfolio of six primarily coal-fired baseload power generation facilities located in the Midwest, totaling 3,132 MW of generating capacity.

GasCo and CoalCo were designed to be separately financeable and are bankruptcy remote in order to accommodate the financings reflected by the Credit Facilities and to provide Dynegy with greater flexibility in its efforts to address leverage and liquidity issues and to realize the value of its assets. Each of GasCo, CoalCo and their respective parent entities have certain “separateness” provisions, including without limitation, separately appointed board of directors or managers (as applicable), separate books and records, separately appointed officers or members (as applicable), separate bank accounts, being required to (i) hold itself out as a separate legal entity and not a division of Dynegy, (ii) pay liabilities from its own funds, (iii) conduct business in its own name (other than any business relating to the trading activities of Dynegy and its subsidiaries), (iv) observe entity level formalities, (v) not pledge its assets for the benefit of other persons and (vi) adopt certain other provisions reasonably required to effect the bankruptcy remoteness of each such entity.

Dynegy’s remaining indirectly owned assets (including its leasehold interests in the Danskammer and Roseton facilities) are not a part of either GasCo or CoalCo.

The Reorganization represents Dynegy’s first step in addressing its overall leverage and liquidity concerns and to afford Dynegy more flexibility in its efforts to realize value on its assets. Under the strategic direction of the Finance and Restructuring Committee of Dynegy’s Board of Directors, Dynegy and/or its subsidiaries may participate in additional debt restructuring activities, which may include direct or indirect transfers of its subsidiaries’ equity interests, refinancing of existing debt and lease obligations, and/or further reorganizations of its subsidiaries as well as other similar initiatives. However, Dynegy cannot provide any assurances that it will be successful in accomplishing any such activities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements,” including statements as to Dynegy’s reorganization and financing plans. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Management cautions that any or all of Dynegy’s forward-looking statements may turn out to be wrong. Please read Dynegy’s annual, quarterly and current reports filed under the Securities Exchange Act of 1934, as amended, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and Dynegy generally. Dynegy’s actual future results may vary materially from those expressed or implied in any forward-looking statements. All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

10.1	Credit Agreement, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, as borrower and the guarantors, lenders and other parties thereto.

10.2	Credit Agreement dated as of August 5, 2011 among Dynegy Power, LLC and the guarantors, lenders and other parties thereto.

10.3	Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Midwest Generation, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto.

10.4	Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Power, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto.

10.5	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 among Dynegy Midwest Generation, LLC and Credit Suisse AG, Cayman Islands Branch.

10.6	Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Coal Investments Holdings, LLC, Dynegy Midwest Generation, LLC, the guarantors and the other parties thereto.

10.7	Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Gas Investment Holdings, LLC, Dynegy Power LLC, the guarantors and the other parties thereto.

10.8	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 between Dynegy Power LLC and Credit Suisse AG, Cayman Islands Branch.

10.9	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 between Dynegy Holdings Inc. and Credit Suisse AG, Cayman Islands Branch.

99.1	Press release dated August 8, 2011, announcing the closing of the Credit Facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 8, 2011	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: August 8, 2011	By:	/s/ Kent R. Stephenson
	Name:	Kent R. Stephenson
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1	Credit Agreement, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, as borrower and the guarantors, lenders and other parties thereto.

10.2	Credit Agreement dated as of August 5, 2011 among Dynegy Power, LLC and the guarantors, lenders and other parties thereto.

10.3	Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Midwest Generation, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto.

10.4	Guarantee and Collateral Agreement, dated as of August 5, 2011 among Dynegy Power, LLC, the subsidiaries of the borrower from time to time party thereto and other parties thereto.

10.5	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 among Dynegy Midwest Generation, LLC and Credit Suisse AG, Cayman Islands Branch.

10.6	Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Coal Investments Holdings, LLC, Dynegy Midwest Generation, LLC, the guarantors and the other parties thereto.

10.7	Collateral Trust and Intercreditor Agreement, dated as of August 5, 2011 among Dynegy Gas Investment Holdings, LLC, Dynegy Power LLC, the guarantors and the other parties thereto.

10.8	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 between Dynegy Power LLC and Credit Suisse AG, Cayman Islands Branch.

10.9	Letter of Credit Reimbursement and Collateral Agreement, dated as of August 5, 2011 between Dynegy Holdings Inc. and Credit Suisse AG, Cayman Islands Branch.

99.1	Press release dated August 8, 2011, announcing the closing of the Credit Facilities.